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                               ALPHA MICROSYSTEMS

                          EMPLOYEE STOCK PURCHASE PLAN



                 1. Purpose. This Alpha Microsystems Employee Stock Purchase Plan (the "Plan") is intended to encourage and assist Employees (as defined below) of Alpha Microsystems, a California corporation (the "Corporation"), and the Employees of any present or future Parent (as defined below) or Subsidiary (as defined below) of the Corporation in acquiring a stock ownership interest in the Corporation (or such Parent or Subsidiary). The Plan is intended to be an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

                 2. Definitions. Where the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

                          (a)     "Board" means the Board of Directors of the
Corporation.

                          (b)     "Code" means the Internal Revenue Code of
1986, as amended. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

                          (c)     "Committee" means the committee of the Board
appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

                          (d)     "Common Stock" means the Common Stock of the
Corporation, no par value per share.

                          (e)     "Corporation" means Alpha Microsystems, a
California corporation, or any successor thereto.

                          (f)     "Employee" means any officer or other regular
full-time or part-time employee of the Corporation, or of any corporation which is a Parent or Subsidiary of the Corporation.

                          (g)     "Exchange Act" means the Securities Exchange
Act of 1934, as amended. References to any provision of the Exchange Act include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

                          (h)     "Fair Market Value" of a share of the Common
Stock means, as of any given date, (i) the closing sale price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, or if the Common Stock is not traded on an exchange, as reported on the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market on such date, or if shares were not traded on such date,





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then on the closest preceding date on which a trade occurred, or (ii) if the
Common Stock is not traded on an exchange or on the Nasdaq National Market, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported on the over- the-counter market by Nasdaq or, if Nasdaq is not then in existence, by a successor quotation system; or (iii) if the Common Stock is not publicly traded, the fair market value of a share of Common Stock as established by the Committee acting in good faith and considering all relevant and available information and data.

                          (i)     "Parent" means a parent corporation as that
term is defined in Section 424(e) of the Code.

                          (j)     "Participant" means each Employee who is
eligible to, and elects to, participate in the Plan in accordance with the terms of the Plan.

                          (k)     "Plan" means this Alpha Microsystems Employee
Stock Purchase Plan.

                          (l)     "Rule 16b-3" means Rule 16b-3 promulgated
under the Exchange Act, as such Rule may be amended or superseded from time to time.

                          (m)     "Semi-Annual Period" means the six (6) month
period ending on the last day of June and December of each year, with the first Semi-Annual Period to commence on July 1, 1996.

                          (n)     "Shares" means shares of Common Stock of the
Corporation reserved for sale under the Plan.

                          (o)     "Subsidiary" means any corporation, as
defined in Section 424(f) of the Code, in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 3. Stock Subject to the Plan. Subject to adjustment pursuant to Section 12 of the Plan, the aggregate number of Shares of the Corporation which may be sold under the Plan is 350,000. The Shares may be authorized but unissued shares, treasury shares, or shares acquired in the market, or any combination thereof. During the term of the Plan, the Corporation shall at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

                 4. Eligibility. Anyone who becomes an Employee of the Corporation or any Parent or Subsidiary of the Corporation (except (a) any Employee who directly or by attribution owns stock, and/or holds options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Parent or Subsidiary of the Corporation either at the start of any Semi-Annual Period or immediately after such participation in the Plan (for purposes of the foregoing, the rules of Section 424(d) of the









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Code shall apply in determining stock ownership of any Employee), (b) those
Employees whose customary employment is twenty (20) hours or less per week, and
(c) those Employees whose customary employment is for not more than five (5) months in any calendar year) is eligible to become a member of the Plan on the first day of the Semi-Annual Period following the second anniversary of the Employee's commencement of employment with the Corporation. Notwithstanding the foregoing, no Employee shall be entitled to purchase Shares under the Plan and all other purchase plans of the Corporation and any Parent or Subsidiary of the Corporation with an aggregate fair market value (determined at date of grant) exceeding $25,000 per year for each calendar year in which such purchase option is outstanding at any time.

                 5. Joining the Plan. Any eligible Employee's participation in the Plan shall be effective as of the first day of the Semi-Annual Period following the day on which the Employee completes, signs and returns to the Corporation, or one of its present or future Parent or Subsidiary corporations, a Stock Purchase Plan Application and Payroll Deduction Authorization Form indicating his or her acceptance and agreement to the Plan. Participation by any Employee in the Plan is entirely voluntary. Except as provided in Section 4, all Employees who elect to participate in the Plan shall have the same rights and privileges. Nothing in this Plan shall confer upon any Employee any right to continue as an employee of the Corporation or any Parent or Subsidiary of the Corporation, or shall interfere with or restrict in any way the rights of the Corporation or any Parent or Subsidiary of the Corporation, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

                 6.       Participant's Contributions.

                          (a)     Each Participant shall elect to make
contributions by payroll deduction of not less than one percent (1%) nor more than ten percent (10%) of his or her gross compensation. All such payroll deductions must be in increments of one percent (1%) of gross compensation.

                          (b)     Subject to the maximum described above, a
Participant may, from time to time, elect in writing to increase or decrease his or her rate of contribution; such change will become effective the first day of the Semi-Annual Period following receipt by the Corporation of such written election.

                          (c)     The amount of each Participant's contribution
shall be held by the Corporation in an account maintained by the Corporation and such contribution shall be credited, without interest, to such Participant's individual account as of the last business day of the month during which the compensation from which the contribution was deducted was earned. A Participant may not make any separate cash payment into such Participant's account. No interest will be paid on any money paid into the Plan or credited to the account of any Participant. All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose and the Corporation shall not be obligated to segregate such payroll deductions.







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

                          (d)     No Employee will be permitted to make
contributions for any period during which he or she is not receiving salary or other compensation from the Corporation or one of its present or future Parent or Subsidiary corporations.

                 7.       Issuance of Shares.

                          (a)     On the last trading of each Semi-Annul Period
during the term of the Plan, and provided the Participant has not before that date advised the Corporation that he or she does not wish Shares purchased for his or her account on that date, the Corporation shall apply the funds in the Participant's account as of that date to the purchase of Shares of its Common Stock in units of one (1) full Share or multiples thereof. No fractional shares shall be purchased or issued.

                          (b)     The per share cost to each Participant for
the Shares so purchased shall be eighty-five percent (85%) of the lower of (i) the Fair Market Value of a share of the Common Stock on the first trading day of the Semi-Annual Period (the "date of grant") or (ii) the Fair Market Value of a share of the Common Stock on the last trading day of the Semi-Annual Period (the "date of exercise").

                          (c)     Any moneys remaining in such Participant's
account equaling less than the sum required to purchase one full Share, or moneys remaining in such Participant's account by reason of application of the provisions of Section 7(d) hereof, shall, unless otherwise requested by the Participant, be held in the Participant's account for use during the next Semi-Annual Period. Any moneys remaining in such Participant's account by reason of his or her prior election not to purchase Shares in a given Semi-Annual Period shall be disbursed to the Participant within thirty (30) days of the end of such Semi-Annual Period. The Corporation shall as expeditiously as possible after the last day of each Semi-Annual Period issue to the Participant entitled thereto the certificate evidencing the Shares issuable to him or her as provided herein.

                          (d)     Notwithstanding anything above to the
contrary, (i) if the aggregate number of Shares that all Participants in the Plan desire to purchase at the end of any Semi-Annual Period exceeds the number of Shares then available under the Plan, the Shares available shall be allocated among such Participants in proportion to their contributions during the Semi-Annual Period (but no fractional Shares shall be purchased or issued) and (ii) no funds in a Participant's account shall be applied to the purchase of Shares and no Shares shall be issued hereunder, unless the issuance and sale of such Shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or is exempt from such registration requirements.

                 8. Termination of Participation. A Participant's participation in the Plan will be terminated when the Participant (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged, with or without cause, from the Corporation or one of its present or future Parent or Subsidiary corporations, (c) dies, or (d) does not receive salary or other compensation from the Corporation or one of its present or future Parent or Subsidiary corporations for twelve (12) consecutive months, unless this period is due to illness, injury or for








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other reasons approved by the Committee.  Upon termination of participation, the terminated Participant shall not be entitled to rejoin the Plan until the first day of the Semi-Annual Period immediately following the Semi-Annual Period in which the termination occurs. Except in the case of a voluntary termination under Sections 7(c) and 8(a) hereof, if a termination of participation occurs prior to the last trading of a Semi-Annual Period, (i) Shares will be issued for the Semi-Annual Period in which the termination occurred in accordance with the Plan based upon the balance in such Participant's account on the date of termination of participation, (ii) no further payroll deductions or contributions shall be permitted, and (iii) the Participant shall be entitled to payment of the balance of the amount of his or her individual account within thirty (30) days after the end of such Semi-Annual Period.

                 9.       Beneficiary.

                          (a)     Each Participant may file a written
designation of a beneficiary who is to receive any Shares credited to such Participant's account under the Plan in the event of the death of such Participant prior to the last trading day of a Semi-Annual Period and/or prior to delivery to such Participant of the certificates for such Shares. Such designation may be changed by the Participant at any time by written notice received by the Corporation.

                          (b)     Upon the death of a Participant, promptly
following the end of the Semi-Annual Period during which the death occurred, all Shares and amounts remaining in his or her account after the final purchase of Shares in accordance with Section 7 hereof shall be paid or distributed to the beneficiary or beneficiaries designated by such Participant, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Corporation shall not be under any further liability. If more than one (1) beneficiary is designated, then each beneficiary shall receive the portion designated to be received by such beneficiary by the Participant, or if no such designation is made, each beneficiary shall receive an equal portion of the Shares and proceeds in the account, provided that the Corporation may, in its sole discretion, make adjustments in such distributions to avoid the issuance of fractional shares.

                 10. Administration of the Plan. The Plan will be administered by the Committee. The Committee shall have the full power, discretion, and authority to interpret and administer the Plan consistent with the Plan provisions and to delegate to employees of the Corporation or any Parent or Subsidiary the authority to perform administrative functions under the Plan. The Committee shall serve at the pleasure of the Board of Directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. All costs and expenses incurred in administering the Plan shall be paid by the Corporation. Any taxes applicable to a Participant's account shall be charged or credited to the Participant's account by the Corporation.

                 11. Modification and Termination. Although the Corporation expects to continue the Plan until such time as all of the Shares reserved for issuance under the Plan have been sold, the Board and/or the Committee reserve the right to amend, alter, suspend, discontinue





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or terminate the Plan in its or their discretion; provided, however, that the
Board, shall not, without the approval of the shareholders of the Corporation
(i) increase the maximum number of Shares which may issued under the Plan (except pursuant to Section 12 hereof) or (ii) amend the requirements as to the class of employees eligible to purchase Shares under the Plan. The Board may, in its discretion, submit any proposed amendment to the Plan to the shareholders of the Corporation for approval and shall submit proposed amendments to the Plan to the shareholders of the Corporation for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the Exchange Act (or any successor rule). In the event shareholder approval of the Plan is not obtained prior to the date that is twelve (12) months after the date this Plan is adopted by the Board, the Plan shall terminate. Upon such termination, each Participant shall be entitled to payment of the amount of his or her individual account within thirty (30) days after the date of termination of the Plan and no Shares shall be issued to any Employee hereunder.

                 12. Adjustments Upon Changes in Capitalization. Appropriate and proportionate adjustments shall be made in the number and class of shares of stock subject to this Plan in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Corporation.

                 13. Transferability of Rights. No rights of any Employee under this Plan shall be transferable by such Employee, by operation of law or otherwise, except (a) to the extent that a Participant is permitted to designate a beneficiary or beneficiaries as hereinabove provided, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated and (c) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Except as set forth above, purchase options granted under this Plan are exercisable, during an Employee's lifetime, only by the Employee.

                 14. Participation in Other Plans. Nothing herein contained shall affect an Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Corporation.

                 15. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Corporation shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Corporation or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the National Association of Securities Dealers, Inc. The Corporation shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.





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                 16.      Compliance with Rule 16b-3.  It is the intent of the
Corporation that this Plan and all transactions under this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act (or any successor rule). Accordingly, if any provision of this Plan, any agreement hereunder, or any transaction pursuant to the Plan does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, such provisions will be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant. To the extent that any provision of the Plan, any agreement hereunder, or any action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Board or the Committee.

                 17. No Right to Continue as an Employee. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as an employee of the Corporation.

                 18. No Shareholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a shareholder of the Corporation unless and until shares of Common Stock are in fact issued to such Participant (or person).

                 19. Governing Law. To the extent not preempted by Federal law, the Plan and any agreement pursuant to the Plan shall be construed in accordance with and governed by the internal laws of the State of California.

                 20. Severability. In the event any provision of the Plan or any action taken pursuant to the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action shall be deemed null and void.

                 21. Withholding Taxes. To the extent required by applicable law or regulation, each Employee must arrange with the Corporation for the payment of any federal, state or local income or other tax applicable to the receipt of Common Stock under the Plan before the Corporation shall be required to deliver to the Employee a certificate for Shares of Common Stock.

                 22. Availability of Plan. A copy of this Plan shall be delivered to any Employee making reasonable inquiry concerning the Plan.

                 23. Notices. Any notice or other communication required or permitted to be given pursuant to the Plan or under any agreement hereunder must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received on the date three (3) days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given other than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to






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Participants at their most recent addresses shown in the Corporation's records.
Notice to the Corporation shall be addressed to the Corporation at the address of the Corporation's principal executive offices, to the attention of the Secretary of the Corporation.

                 24. Titles and Headings. Titles and headings of sections and articles of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan.

                 25. Effective Date of Plan; Shareholder Approval. The Plan shall become effective on the date the Plan is adopted by the Board, subject to approval by the affirmative votes of the holders of a majority of the Common Stock present or represented at a duly held special or annual meeting of the shareholders of the Corporation. The Plan shall be submitted to the shareholders of the Corporation for their approval at the Annual Meeting of Shareholders to be held in 1996. If the Plan is not approved at that meeting, it shall not become effective, all amounts in each Participant's account shall be promptly repaid to such Participant and no Shares shall be issued hereunder.

                 26. Plan Termination. Unless earlier terminated by action of the Board or the Committee, the Plan will remain in effect until such time as no Shares of Common Stock remain available for issuance under the Plan and the Corporation and Participants have no further rights or obligations under the Plan.

         I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of ALPHA MICROSYSTEMS on June 14, 1996 and by the shareholders of ALPHA MICROSYSTEMS on August 13, 1996.

                 Executed on this 13th day of August, 1996.




                                                  /s/JOHN F. GLADE
                                                  -----------------------------
                                                  John F. Glade, Secretary




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